                                                                    EXHIBIT 99.5

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of March 29, 2001 by and between INOVISE MEDICAL, INC., an Oregon corporation ("Debtor") and CARDIAC SCIENCE, INC., a Delaware corporation ("Secured Party").

                                 R E C I T A L S

         A. Secured Party has loaned Debtor one million thirty thousand dollars ($1,030,000) (the "Loan"). The parties signed a Secured Promissory Note dated March 29, 2001 (the "Note") securing the Loan and providing the terms and conditions for repayment of the Loan to the Secured Party by the Debtor.

         B. In order to secure the payment of the Note, the Secured Party requires that Debtor grant to Secured Party a security interest in the Collateral as provided in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals, the following mutual agreements and promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Security Interest.

                  (a) Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in and to the Collateral, as defined in Subsection 1(b) below, in order to secure the payment and performance of the obligations of Debtor to Secured Party described in Subsection 1(c) below.

                  (b) Collateral. As used herein, the term "Collateral" shall mean (i) all of the property and assets of Debtor, tangible and intangible, including but not limited to all cash, receivables, software, personal property, intellectual property, real property and leases, wherever located, (ii) all replacements of the property and assets referenced in clause (i), the ownership of which is acquired by Debtor hereafter, and (iii) all the proceeds or products of the foregoing; provided however that, Collateral shall not include any royalty payments to the Debtor in connection with the Agreement dated December 16, 1997 between the Debtor and Welch Allyn, Inc. The Secured Party shall have a first lien priority interest in all Collateral.

                  (c) Obligations Secured. The security interest granted to Secured Party by Debtor pursuant to this Section 1 shall secure payment and performance of Debtor's obligations under (i) the Note, and (ii) any amendment, modification, renewal or extension of the Note (the "Secured Obligations").

         2. Representations and Warranties of Debtor. Debtor hereby represents and warrants to Secured Party that:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, financial condition or properties.

                  (b) All corporate action on the part of Company necessary for the execution and delivery of this Agreement has been duly authorized by the Company's Board of Directors. This Agreement constitutes valid and legally binding obligations of Debtor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy laws, laws affecting creditors' rights and court decisions limiting the availability of specific performance and other equitable remedies. The Company has full corporate power and corporate authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

                  (c) Except for the security interest created hereunder, Debtor is the owner of the Collateral free from any lien, security interest or encumbrance.

         3. Covenants of Debtor. Until payment of all obligations due under the Note, Debtor agrees that, unless the Secured Party shall have otherwise consented in writing:

                  (a) Debtor shall execute and take such action as may reasonably be requested from time to time by Secured Party, including the execution and delivery of financing statements and certificates of title, and the filing of financing statements, as may be necessary to perfect and maintain the security interest granted to Secured Party hereby.

                  (b) Debtor shall not misuse, abuse, waste or allow to deteriorate the Collateral, except for ordinary wear and tear. Secured Party may examine and inspect the Collateral, wherever located, during normal business hours and upon at least 48 hours' prior notice to Debtor. Debtor will insure the Collateral against all risks to which the Collateral is exposed in the ordinary course, and shall cause Secured Party to be named as loss payees thereunder to the extent of its interest therein.

                  (c) Debtor shall keep appropriate records and, upon written request of the Secured Party, will give Secured Party any information it may reasonably require with respect to the condition and status of the Collateral.

                  (d) Debtor shall notify Secured Party within ten (10) days of any change in (A) the Company's corporate name, (B) the Company's business or legal structure, or (C) the Company's place of business or chief executive office if the Debtor has more than one place of business, or (D) the location of Collateral.

         4. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) Failure to Pay the Note. Debtor has failed to pay the amount due under the Note when payable, if not otherwise converted pursuant to the terms thereof, or any "Event of Default" as defined in the Note has occurred.

                  (b) Misrepresentation. Any warranty or representation of Debtor to Secured Party in this Agreement proves to have been false or misleading in any material respect when made.

                  (c) Breach of Covenants. Debtor shall fail or neglect to perform, keep or observe any covenant or obligation of Debtor contained in this Agreement.

                  (d) Insolvency, Etc. Debtor shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or substantially all of its assets, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Debtor under any applicable bankruptcy law and such proceeding is not controverted within thirty
(30) days, or is not dismissed within sixty (60) days, after commencement of such proceeding.

         5. Secured Party's Rights and Remedies.

                  (a) Upon the occurrence of an Event of Default as hereinabove set forth, Secured Party may exercise all rights or remedies that the Secured Party may have as a secured party under the Uniform Commercial Code as adopted in each state in which any Collateral is located.

                  (b) Upon the occurrence of any Event of Default, Secured Party may sell, lease or otherwise dispose of all or any part of the Collateral upon any terms which are commercially reasonable. Secured Party shall give fifteen
(15) days' prior written notice to Debtor of the time and place of any public sale of the Collateral, or of the time after which a private sale or other disposition of the Collateral is to be made.

                  (c) All proceeds from the sale or other disposition of the Collateral, and all other amounts received by Secured Party pursuant to the terms of this Agreement, unless otherwise expressly required by law or regulation, shall be applied as follows:

                           (1) First, to the payment of all expenses reasonably
incurred by Secured Party in connection with any sale or disposition of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, and all court costs and all reasonable legal fees of Secured Party in connection therewith;

                           (2) Second, to the payment of all obligations of
Debtor to Secured Party arising under the Note which have come due and are unpaid; and

                           (3) Third, the balance, if any, to Debtor.

                  (d) No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any obligation of Debtor to Secured Party secured hereunder shall operate as a waiver thereof or of any other right or remedy available to Secured Party, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party, in its sole discretion, on at least three
(3) days' prior written notice to Debtor, may (but shall have no obligation to) remedy any Event of Default by Debtor hereunder or with respect to any obligation of Debtor to the Secured Party or any other person, firm, corporation or other entity in any reasonable manner without waiving the Event of Default remedied and without waiving any other prior or subsequent Event of Default by Debtor, and shall be reimbursed for its necessary and reasonable out-of-pocket expenses in so remedying any of such Event of Default. All rights and remedies of Secured Party hereunder are cumulative.

         6. Miscellaneous.

                  (a) Successors and Assigns. This Agreement is not assignable by either party, except that the Secured Party may assign this Agreement to any person or entity to which the Secured Party is permitted to and does assign and transfer the Note. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to its conflicts of laws principles.

                  (c) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  (d) Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid:

         If to Debtor,
         addressed to:              Inovise Medical, Inc.
                                    1025 Industrial Parkway, Suite C
                                    Newberg, OR 97132

                                    Attn:  Patricia A. White

         and, if to the
         Secured Party
         addressed to:              Cardiac Science, Inc.
                                    16931 Millikan Avenue
                                    Irvine, CA 92606
                                    Attention: Chief Financial Officer

         Any party hereto may from time to time, by ten (10) days' advance written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent via facsimile to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail in the manner set forth above, within twenty-four (24) hours after the fax is sent.

                  (e) Amendments, Waivers and Consents. Any term of this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision or breach of any representation or warranty herein or therein set forth may be omitted or waived, if the Debtor shall obtain consent thereto in writing from the Secured Party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, and any number of counterparts signed in the aggregate by Debtor and the Secured Party shall constitute a single original instrument.

                  (g) Entire Agreement. This Agreement, the Note, and the Bridge Financing Agreement between the parties of even date herewith constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements with respect thereto.

                  (h) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  (i) Further Assurances. Each party hereto agrees to execute and deliver such other documents and instruments as the other party may reasonably request to better evidence or effectuate the rights and obligations of the parties hereto and the transactions contemplated hereunder, provided that no party shall, as a result thereof, be required to assume any further obligation or relinquish any of its rights hereunder.

                  (j) Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

                  (k) Number and Gender. Whenever the singular or plural number is used herein, and when the context so requires, the same shall include the plural or singular, as the case may be; and, the masculine, feminine and neuter gender shall each include the other.

         IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first above written.

                                          "Debtor"

                                          INOVISE MEDICAL, INC.
                                          an Oregon corporation

                                          By:
                                               ---------------------------------

                                          Its:
                                               ---------------------------------


                                          "Secured Party"

                                          CARDIAC SCIENCE, INC.
                                          a Delaware corporation

                                          By:
                                               ---------------------------------

                                          Its:
                                               ---------------------------------